For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller - Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2023 Second Quarter Results

- Record sales, record adjusted net income and record adjusted EPS
- Sales increased 22% to $4.67 billion; organic sales increased 10%
- Total segment operating margin was 15.3%, or 21.5% adjusted
- Net income was $395.2 million, or $618.9 million adjusted
- EBITDA margin was 19.1%, or 22.4% adjusted
- EPS were $3.04, or $4.76 adjusted
- Company increases full year organic growth and adjusted EPS guidance

CLEVELAND, February 2, 2023 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2023 second quarter ended December 31, 2022. Fiscal 2023 second quarter sales were a record at $4.67 billion, an increase of 22%, compared with $3.82 billion in the second quarter of fiscal 2022. Net income was $395.2 million compared with $387.6 million in the prior year quarter. Adjusted net income was $618.9 million, an increase of 6% compared with $582.2 million in the second quarter of fiscal 2022. Earnings per share were $3.04 compared with $2.97 in the second quarter of fiscal 2022. Adjusted earnings per share increased 7% to a record of $4.76 compared with $4.46 in the prior year quarter. Fiscal 2023 year-to-date cash flow from operations was $1.08 billion, or 12.1% of sales, compared with $1.01 billion, or 13.3% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release and includes various expenses associated with the completion of the acquisition of Meggitt plc and the related divestiture of the Aircraft Wheel and Brake Division during fiscal 2023.

“This was another quarter that highlights the consistency with which Parker is able to achieve record levels of performance,” said Chief Executive Officer, Jenny Parmentier. “Our results include the first full quarter of the Meggitt acquisition, which performed very well as our integration teams continue to make great progress. Overall organic sales growth was impressive, with increased organic sales in every segment. Our strong sales and segment margin performance contributed to record adjusted earnings per share for the quarter. Our team continues to drive excellent performance.”

Segment Results
Diversified Industrial Segment: North American second quarter sales increased 18% to $2.14 billion and operating income was $419.9 million compared with $337.4 million in the same period a year ago. On an adjusted basis, North American operating income was $466.9 million, or 21.8% of sales, a 50 basis point increase compared with the prior year quarter. International second quarter sales were flat at $1.40 billion and operating income was $285.5 million compared with $291.6 million in the same period a year ago. On an adjusted basis, International operating income was $305.8 million, or 21.9% of sales.

Aerospace Systems Segment: Second quarter sales increased 84% to $1.14 billion and operating income was $8.8 million compared with $114.8 million in the same period a year ago. On an adjusted basis, operating income was $234.6 million, or 20.6% of sales.

Parker reported the following orders for the quarter ending December 31, 2022, compared with the same quarter a year ago:
· Orders increased 3% for total Parker
· Orders increased 2% in the Diversified Industrial North America businesses
· Orders decreased 4% in the Diversified Industrial International businesses
· Orders increased 22% in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
Parker's outlook for the fiscal year ending June 30, 2023 has been updated. The company expects fiscal 2023 organic sales growth to be in the range of 6% to 8% and earnings per share in the range of $13.50 to $14.00, or $19.20 to $19.70 on an adjusted basis. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Parmentier added, "We expect another year of record performance in fiscal 2023. Longer term, we feel very positive about our plans to deliver $300 million of synergies from the acquisition of Meggitt and remain committed to our fiscal year 2027 financial targets. We have a bright future ahead driven by our business system The Win Strategy™, a transformed portfolio and secular growth trends.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2023 second quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 66 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Reclassification
Effective July 1, 2022, the company began classifying certain expenses, previously classified as cost of sales, as selling, general and administrative expenses (“SG&A”) or within other (income) expense, net. During the integration of recently acquired businesses, the company has seen diversity in practice of the classifications of certain expenses, and the reclassification was made to better align the presentation of expenses on the Consolidated Statement of Income with management’s internal reporting. The expenses reclassified from cost of sales to SG&A relate to certain administrative activities conducted in production facilities and research and development. Foreign currency transaction expense was also reclassified from cost of sales to other (income) expense, net on the Consolidated Statement of Income. These reclassifications had no impact on net income, earnings per share, cash flows, segment reporting or the financial position of the Company and were retrospectively applied to all periods presented in the financial tables of this press release.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator, and divestitures. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; (e) EBITDA margin; (f) adjusted EBITDA margin and (g) organic sales growth. The adjusted net income, earnings per share, segment operating margin, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. This press release also contains references to EBITDA, EBITDA margin and adjusted EBITDA margin. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA, EBITDA margin and adjusted EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are: the impact of the global outbreak of COVID-19 and governmental and other actions taken in response; changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; compliance costs associated with environmental laws and regulations; potential supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and efforts to combat terrorism and cyber security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; local and global political and competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates (including fluctuations associated with any potential credit rating decline) and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in consumer habits and preferences; government actions, including the impact of changes in the tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands, except per share amounts)	2022	2021*	2022	2021*
Net sales	$4,674,811	$3,824,580	$8,907,586	$7,587,389
Cost of sales	3,236,812	2,567,595	6,032,268	5,071,977
Selling, general and administrative expenses	814,966	585,858	1,650,770	1,212,607
Interest expense	146,931	61,360	264,725	120,710
Other (income) expense, net	(40,641)	119,443	(60,265)	120,026
Income before income taxes	516,743	490,324	1,020,088	1,062,069
Income taxes	121,282	102,595	236,590	222,877
Net income	395,461	387,729	783,498	839,192
Less: Noncontrolling interests	224	129	407	435
Net income attributable to common shareholders	$395,237	$387,600	$783,091	$838,757

*Prior period amounts have been reclassified to reflect the income statement reclassification, as described in the attached press release.

Earnings per share attributable to common shareholders:
Basic earnings per share	$3.08	$3.02	$6.10	$6.52
Diluted earnings per share	$3.04	$2.97	$6.03	$6.42

Average shares outstanding during period - Basic	128,313,322	128,493,725	128,369,162	128,610,223
Average shares outstanding during period - Diluted	130,045,013	130,581,665	129,961,696	130,585,212

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2022	2021	2022	2021
Cash dividends per common share	$1.33	$1.03	$2.66	$2.06

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Sales growth - as reported	22.2%	12.1%	17.4%	14.2%
Adjustments:
Acquisitions	16.5%	—%	10.2%	—%
Divestitures	(0.5)%	—%	(0.3)%	—%
Currency	(4.1)%	(1.1)%	(4.7)%	(0.2)%
Organic sales growth	10.3%	13.2%	12.2%	14.4%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022				Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Net income attributable to common shareholders	$395,237	$387,600	$783,091	$838,757
Adjustments:
Acquired intangible asset amortization expense	142,256	78,741	229,270	158,512
Business realignment charges	5,378	3,645	9,239	6,659
Integration costs to achieve	33,418	807	45,409	2,009
Acquisition-related expenses	1,983	19,142	162,241	71,341
Loss on deal-contingent forward contracts	—	149,382	389,992	149,382
Gain on Aircraft Wheel and Brake divestiture	—	—	(372,930)	—
Amortization of inventory step-up to fair value	111,973	—	130,331	—
Tax effect of adjustments[1]	(71,391)	(57,139)	(142,246)	(87,780)
Adjusted net income attributable to common shareholders	$618,854	$582,178	$1,234,397	$1,138,880

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Amounts in dollars)	2022	2021	2022	2021
Earnings per diluted share	$3.04	$2.97	$6.03	$6.42
Adjustments:
Acquired intangible asset amortization expense	1.09	0.60	1.76	1.21
Business realignment charges	0.04	0.03	0.07	0.05
Integration costs to achieve	0.26	0.01	0.35	0.02
Acquisition-related expenses	0.02	0.15	1.26	0.55
Loss on deal-contingent forward contracts	—	1.14	3.00	1.14
Gain on Aircraft Wheel and Brake divestiture	—	—	(2.87)	—
Amortization of inventory step-up to fair value	0.86	—	1.00	—
Tax effect of adjustments[1]	(0.55)	(0.44)	(1.09)	(0.67)
Adjusted earnings per diluted share	$4.76	$4.46	$9.51	$8.72

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022				Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Net sales	$4,674,811	$3,824,580	$8,907,586	$7,587,389

Net income	$395,461	$387,729	$783,498	$839,192
Income taxes	121,282	102,595	236,590	222,877
Depreciation	87,488	65,362	154,455	131,113
Amortization	142,256	78,741	229,270	158,512
Interest expense	146,931	61,360	264,725	120,710
EBITDA	893,418	695,787	1,668,538	1,472,404
Adjustments:
Business realignment charges	5,378	3,645	9,239	6,659
Integration costs to achieve	33,418	807	45,409	2,009
Acquisition-related expenses	1,983	19,142	162,241	71,341
Loss on deal-contingent forward contracts	—	149,382	389,992	149,382
Gain on Aircraft Wheel and Brake divestiture	—	—	(372,930)	—
Amortization of inventory step-up to fair value	111,973	—	130,331	—
Adjusted EBITDA	$1,046,170	$868,763	$2,032,820	$1,701,795

EBITDA margin	19.1%	18.2%	18.7%	19.4%
Adjusted EBITDA margin	22.4%	22.7%	22.8%	22.4%

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Net sales
Diversified Industrial:
North America	$2,140,685	$1,807,024	$4,272,445	$3,600,739
International	1,397,699	1,399,179	2,752,712	2,775,615
Aerospace Systems	1,136,427	618,377	1,882,429	1,211,035
Total net sales	$4,674,811	$3,824,580	$8,907,586	$7,587,389
Segment operating income
Diversified Industrial:
North America	$419,921	$337,417	$872,907	$671,119
International	285,520	291,555	579,460	582,731
Aerospace Systems	8,793	114,796	100,944	233,047
Total segment operating income	714,234	743,768	1,553,311	1,486,897
Corporate general and administrative expenses	48,901	42,587	100,561	91,659
Income before interest expense and other expense	665,333	701,181	1,452,750	1,395,238
Interest expense	146,931	61,360	264,725	120,710
Other expense	1,659	149,497	167,937	212,459
Income before income taxes	$516,743	$490,324	$1,020,088	$1,062,069

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Diversified Industrial North America sales	$2,140,685	$1,807,024	$4,272,445	$3,600,739

Diversified Industrial North America operating income	$419,921	$337,417	$872,907	$671,119
Adjustments:
Acquired intangible asset amortization	44,358	47,024	90,632	94,287
Business realignment charges	1,338	660	1,471	1,613
Integration costs to achieve	1,270	329	1,317	660
Adjusted Diversified Industrial North America operating income	$466,887	$385,430	$966,327	$767,679

Diversified Industrial North America operating margin	19.6%	18.7%	20.4%	18.6%
Adjusted Diversified Industrial North America operating margin	21.8%	21.3%	22.6%	21.3%

(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Diversified Industrial International sales	$1,397,699	$1,399,179	$2,752,712	$2,775,615

Diversified Industrial International operating income	$285,520	$291,555	$579,460	$582,731
Adjustments:
Acquired intangible asset amortization	16,819	18,958	33,624	38,700
Business realignment charges	3,039	2,387	4,918	4,451
Integration costs to achieve	425	478	564	1,349
Adjusted Diversified Industrial International operating income	$305,803	$313,378	$618,566	$627,231

Diversified Industrial International operating margin	20.4%	20.8%	21.1%	21.0%
Adjusted Diversified Industrial International operating margin	21.9%	22.4%	22.5%	22.6%

(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Aerospace Systems sales	$1,136,427	$618,377	$1,882,429	$1,211,035

Aerospace Systems operating income	$8,793	$114,796	$100,944	$233,047
Adjustments:
Acquired intangible asset amortization	81,079	12,759	105,014	25,525
Business realignment charges	1,001	598	2,850	595
Integration costs to achieve	31,723	—	43,528	—
Amortization of inventory step-up to fair value	111,973	—	130,331	—
Adjusted Aerospace Systems operating income	$234,569	$128,153	$382,667	$259,167

Aerospace Systems operating margin	0.8%	18.6%	5.4%	19.2%
Adjusted Aerospace Systems operating margin	20.6%	20.7%	20.3%	21.4%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Total segment sales	$4,674,811	$3,824,580	$8,907,586	$7,587,389

Total segment operating income	$714,234	$743,768	$1,553,311	$1,486,897
Adjustments:
Acquired intangible asset amortization	142,256	78,741	229,270	158,512
Business realignment charges	5,378	3,645	9,239	6,659
Integration costs to achieve	33,418	807	45,409	2,009
Amortization of inventory step-up to fair value	111,973	—	130,331	—
Adjusted total segment operating income	$1,007,259	$826,961	$1,967,560	$1,654,077

Total segment operating margin	15.3%	19.4%	17.4%	19.6%
Adjusted total segment operating margin	21.5%	21.6%	22.1%	21.8%

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	December 31,	June 30,	December 31,
(Dollars in thousands)	2022	2022	2021
Assets
Current assets:
Cash and cash equivalents	$756,055	$535,799	$449,481
Marketable securities and other investments	21,611	27,862	40,511
Trade accounts receivable, net	2,578,045	2,341,504	2,041,953
Non-trade and notes receivable	371,474	543,757	314,897
Inventories	3,095,722	2,214,553	2,307,306
Prepaid expenses and other	462,093	6,383,169	2,753,501
Total current assets	7,285,000	12,046,644	7,907,649
Property, plant and equipment, net	2,839,524	2,122,758	2,202,932
Deferred income taxes	133,348	110,585	146,567
Investments and other assets	1,206,194	788,057	794,814
Intangible assets, net	8,387,917	3,135,817	3,343,612
Goodwill	10,668,904	7,740,082	7,999,901
Total assets	$30,520,887	$25,943,943	$22,395,475

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,994,333	$1,724,310	$2,201,653
Accounts payable, trade	1,966,757	1,731,925	1,597,025
Accrued payrolls and other compensation	453,037	470,132	335,417
Accrued domestic and foreign taxes	236,227	250,292	294,255
Other accrued liabilities	1,053,049	1,682,659	829,141
Total current liabilities	5,703,403	5,859,318	5,257,491
Long-term debt	12,025,860	9,755,825	6,250,525
Pensions and other postretirement benefits	807,124	639,939	959,741
Deferred income taxes	1,751,321	307,044	558,986
Other liabilities	898,703	521,897	600,452
Shareholders' equity	9,322,380	8,848,011	8,755,082
Noncontrolling interests	12,096	11,909	13,198
Total liabilities and equity	$30,520,887	$25,943,943	$22,395,475

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Six Months Ended December 31,
(Dollars in thousands)	2022	2021
Cash flows from operating activities:
Net income	$783,498	$839,192
Depreciation and amortization	383,725	289,625
Share incentive plan compensation	89,709	79,385
Gain on sale of businesses	(377,251)	(1,520)
Gain on disposal of property, plant and equipment	(2,551)	(7,880)
Gain on marketable securities	(1,354)	(4,948)
Gain on investments	(2,929)	(1,487)
Net change in receivables, inventories and trade payables	112,216	(147,481)
Net change in other assets and liabilities	(112,066)	(16,498)
Other, net	203,137	(22,919)
Net cash provided by operating activities	1,076,134	1,005,469
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2022)	(7,146,110)	—
Capital expenditures	(185,704)	(105,606)
Proceeds from sale of property, plant and equipment	11,632	22,392
Proceeds from sale of businesses	447,300	2,466
Purchases of marketable securities and other investments	(25,198)	(10,150)
Maturities and sales of marketable securities and other investments	30,594	13,742
Payments of deal-contingent forward contracts	(1,405,418)	—
Other	251,174	2,789
Net cash used in investing activities	(8,021,730)	(74,367)
Cash flows from financing activities:
Net payments for common stock activity	(119,944)	(317,512)
Net proceeds from debt	1,536,211	1,900,844
Financing fees paid	(8,911)	(52,108)
Dividends paid	(342,360)	(265,556)
Net cash provided by financing activities	1,064,996	1,265,668
Effect of exchange rate changes on cash	(11,221)	6,978
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,891,821)	2,203,748
Cash, cash equivalents and restricted cash at beginning of year	6,647,876	733,117
Cash, cash equivalents and restricted cash at end of period	$756,055	$2,936,865

PARKER HANNIFIN CORPORATION - DECEMBER 31, 2022	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2023
Forecasted earnings per diluted share	$13.50 to $14.00
Adjustments:
Business realignment charges	0.23
Costs to achieve	0.54
Acquisition-related intangible asset amortization expense	4.00
Acquisition-related expenses	2.55
Loss on deal-contingent forward contracts	3.00
Gain on Aircraft Wheel & Brake divestiture	(2.87)
Tax effect of adjustments[1]	(1.75)
Adjusted forecasted earnings per diluted share	$19.20 to $19.70

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.